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                                                                    Exhibit 10.9
                                   NATIONWIDE
                           PERFORMANCE INCENTIVE PLAN
                               GENERAL DESCRIPTION

First implemented in 1998, Nationwide maintains the Performance Incentive Plan (the PIP), which covers certain management employees of the participating companies based on the achievement of measures tied to the performance of the relevant operating company, the relevant business unit and the individual participant over the preceding year. Performance measures are based on a broad series of key financial results, financial and operational comparison to external peer comparators, the extent of accomplishment of strategic initiatives, and other factors and results impacting organization performance, and further based upon individual employee performance. Under the PIP, participants are granted a target incentive amount that represents a percentage of the participant's base salary. The target is established annually and depends on the participant's position within the participating company. The actual amount received by the participant under the PIP ranges from zero to no maximum factor of the participant's base salary, depending solely on the achievement of the performance measures.